Exhibit 99.1

Carbonite Announces Third Quarter 2012 Financial Results

Record Revenue of $21.6 million; increases 35%

BOSTON, MA – October 25, 2012—Carbonite, Inc. (NASDAQ: CARB), a leading provider of online backup solutions for consumers and small and medium sized businesses, today announced financial results for the third quarter ended September 30, 2012.

“During the third quarter, we achieved record revenue. We also continued to realize leverage in our model, which is benefiting from better returns on marketing initiatives and increasing scale in the business enabling us to exceed our non-GAAP loss per share expectations,” said David Friend, Chairman and CEO of Carbonite. “We are having success increasing website conversions and are now experiencing double digit site yield improvements over our former website. Furthermore, we continue to strengthen our SMB initiatives, including an increased contribution from our resellers. We have also announced a definitive agreement to acquire Zmanda, which will enable us to expand our market opportunity and enhance our ability to more fully address the unique backup needs of small businesses by adding cloud server and database backup.”

Financial and Operating Metrics for the Third Quarter Ended September 30, 2012

•	Bookings for the third quarter of 2012 were $24.3 million, an increase of 19% from $20.5 million in the third quarter of 2011.
•	Revenue for the third quarter of 2012 was $21.6 million, an increase of 35% from $15.9 million in the third quarter of 2011.
•	Gross margin for the third quarter of 2012 was 66.6%, compared to 61.6% in the third quarter of 2011.
•	Net loss for the third quarter of 2012 was ($3.4) million, compared to ($7.4) million in the third quarter of 2011.
•

Net loss attributable to common stockholders for the third quarter of 2012 was ($0.13) per share (basic and diluted), compared to a net loss of ($0.47) per share (basic and diluted) in the third quarter of 2011.

•

Non-GAAP net loss for the third quarter of 2012, which excludes amortization expense on intangible assets, stock-based compensation expense, and patent litigation expense was ($1.9) million, compared to ($6.6) million in the third quarter of 2011.

•	Non-GAAP net loss per common share for the third quarter of 2012 was ($0.07), compared to a non-GAAP net loss per common share of ($0.26) in the third quarter of 2011.
•	Cash flow from operations for the third quarter of 2012 was $2.4 million, compared to $1.9 million in the third quarter of 2011.
•	Non-GAAP free cash flow for the third quarter of 2012 was $567,000, compared to ($489,000) in the third quarter of 2011.
•	Cash, cash equivalents, and marketable securities were $66.3 million as of September 30, 2012, compared to $65.7 million as of June 30, 2012.
•	Quarterly retention rate was in the 96% to 97% range, consistent with prior quarters since 2009.

An explanation of non-GAAP measures is provided under the “Non-GAAP Financial Measures” below and reconciliation to the most comparable GAAP measures is provided in the tables at the end of this press release.

Recent Business Highlights:

•

Announced Carbonite has signed a definitive agreement to acquire Zmanda, Inc., a leading global provider of open source and cloud backup solutions. This acquisition will enhance Carbonite’s offerings for small to medium businesses (SMBs) with the ability to backup databases and file systems to the cloud, and will enable SMBs and resellers to obtain the backup solutions they need from one vendor.

•

Released a new mobile app that extends Carbonite’s signature data protection capabilities to mobile devices. Carbonite Mobile allows users to back up the photos and videos on their mobile devices to the cloud, and also includes features that protect a user’s mobile device and personal data in the event of loss or theft.

•

Announced added features to Carbonite Business to help SMBs with HIPAA compliance. A critical aspect of HIPAA regulations is data protection, requiring compliant backup methods to ensure the security and confidentiality of stored data. Carbonite Business solutions deliver an easy to install and use service, and backs up an unlimited number of computers, external hard drives, NAS devices and Windows servers for a low flat fee.

Business Outlook

Based on information available as of October 25, 2012, Carbonite is issuing guidance for the fourth quarter and full year 2012 as follows:

Fourth Quarter 2012: The Company expects total revenue for the fourth quarter to be in the range of $23.1 million to $23.3 million and non-GAAP net loss per common share to be in the range of ($0.06) to ($0.07). Carbonite’s expectations of non-GAAP net loss per common share for the fourth quarter excludes amortization expense on intangible assets, stock-based compensation expense, and patent litigation expense and assume a tax rate of 0% and weighted average shares outstanding of approximately 25.7 million.

Full Year 2012: The Company expects 2012 total revenue to be in the range of $83.5 million to $83.7 million and non-GAAP net loss per common share to be in the range of ($0.51) to ($0.52). Carbonite’s expectations of non-GAAP net loss per common share for the full year excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, and a lease exit charge and assumes a tax rate of 0% and weighted average shares outstanding of approximately 25.7 million.

Conference Call and Webcast Information

Carbonite will host a conference call on October 25, 2012, at 5:00 p.m. Eastern Time (ET) to discuss the Company’s third quarter financial results and its business outlook. To access this call, dial 888-427-9415 (domestic) or +1-719-457-2660 (international). A replay of this conference call will be available until November 6, 2012 at 877-870-5176 (domestic) or +1-858-384-5517 (international). The replay pass code is 2043452. A live web cast of this conference call will also be available in the investor relations section on the Company’s website at http://investor.carbonite.com under “Events and Presentations” and a replay will be archived on the website as well.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including bookings, non-GAAP net loss and non-GAAP net loss per common share, and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue during the same period. Non-GAAP net loss and non-GAAP net loss per common share exclude amortization expenses on intangible assets, stock-based compensation expenses, a lease exit charge associated with our data center relocation, and patent litigation expenses from net loss and give effect to the conversion of preferred stock and issuance of common stock in connection with the Company’s initial public offering as if both had happened at the beginning of the period. Non-GAAP free cash flow is calculated by adding the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities. Quarterly retention rate is defined as the percentage of customers on the last day of the prior quarter who remain customers on the last day of the current quarter.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, and our expectations concerning market opportunities and our ability to capitalize on them. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to profitably attract new customers and retain existing customers, the Company’s dependence on the market for online computer backup services, the Company’s ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About Carbonite

Carbonite, Inc. (NASDAQ: CARB), is a leading provider of online backup solutions for consumers and small and medium sized businesses. Subscribers in more than 100 countries rely on Carbonite to provide easy-to-use, affordable and secure online backup solutions with anytime, anywhere data access. Carbonite’s online backup solution runs on both the Windows and Mac platforms. The company has backed up nearly 200 billion files, restored more than 7 billion files and currently backs up more than 300 million files each day. For more information, please visit www.carbonite.com, twitter.com/carbonite, twitter.com/carbonitebiz, or facebook.com/CarboniteOnlineBackup

Carbonite, Inc.

Condensed Consolidated Statement of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$21,573	$15,926	$60,367	$43,168
Cost of revenue	7,205	6,109	20,984	16,420

Gross profit	14,368	9,817	39,383	26,748

Operating expenses:
Research and development	4,890	4,336	14,759	12,046
General and administrative	2,658	1,841	7,271	4,719
Sales and marketing	10,179	11,078	32,864	27,436
Lease exit charge	—	—	1,174	—

Total operating expenses	17,727	17,255	56,068	44,201

Loss from operations	(3,359)	(7,438)	(16,685)	(17,453)

Interest and other income, net	(1)	22	(2)	48

Loss before income taxes	(3,360)	(7,416)	(16,687)	(17,405)

Provision for income taxes	(10)	—	(30)	—

Net loss	$(3,370)	$(7,416)	$(16,717)	$(17,405)

Accretion of redeemable convertible preferred stock	—	(23)	—	(128)

Net loss attributable to common stockholders	$(3,370)	$(7,439)	$(16,717)	$(17,533)

Basic and diluted net loss per share attributable to common stockholders	$(0.13)	$(0.47)	$(0.66)	$(2.01)

Weighted-average number of common shares used in computing basic and diluted net loss per share	25,626,654	15,955,532	25,434,690	8,707,865

Carbonite, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$58,797	$59,842
Marketable securities	7,508	12,684
Accounts receivable, net	1,454	944
Prepaid expenses and other current assets	1,887	1,730

Total current assets	69,646	75,200

Property and equipment, net	24,209	21,648
Other assets	151	189
Restricted cash	500	—
Acquired intangible assets, net	855	1,055
Goodwill	1,514	1,514

Total assets	$96,875	$99,606

Liabilities, Preferred Stock, and Stockholders' Equity
Current liabilities:
Accounts payable	$3,677	$6,858
Accrued expenses	7,792	4,999
Current portion of deferred revenue	55,210	44,505

Total current liabilities	66,679	56,362

Deferred revenue, net of current portion	15,073	15,191
Other long-term liabilities	468	451

Total liabilities	82,220	72,004

Stockholders' equity:
Common stock	256	251
Additional paid-in capital	131,563	127,807
Accumulated deficit	(117,154)	(100,437)
Treasury stock, at cost	(22)	(22)
Accumulated other comprehensive income	12	3

Total stockholders' equity	14,655	27,602

Total liabilities and stockholders' equity	$96,875	$99,606

Carbonite, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

(In thousands)

	Nine Months Ended September 30,
	2012	2011
Operating activities
Net loss	$(16,717)	$(17,405)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,877	5,651
Amortization of premium on marketable securities	152	—
Stock-based compensation expense	2,974	963
Provision for bad debt	53	3
Non-cash lease exit charge	1,022	—
Re-measurement of preferred stock warrant liability	—	(8)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(563)	(227)
Prepaid expenses and other current assets	(124)	(1,194)
Other assets	38	(150)
Accounts payable	(3,181)	(3,082)
Accrued expenses	1,771	3,562
Other long-term liabilities	43	51
Deferred revenue	10,587	14,546

Net cash provided by (used in) operating activities	3,932	2,710

Investing activities
Purchases of property and equipment	(10,238)	(9,568)
Proceeds from maturities of marketable securities	6,204	10,000
Purchases of marketable securities	(1,210)	—
Net increase in restricted cash	(500)	—
Payment for acquisition, net of cash acquired	—	(1,949)

Net cash provided by (used in) investing activities	(5,744)	(1,517)

Financing activities
Proceeds from exercise of stock options	761	925
Proceeds from the issuance of common stock	—	55,709
Repurchase of common stock	—	(22)

Net cash provided by (used in) financing activities	761	56,612

Effect of currency exchange rate changes on cash	6	2
Net increase (decrease) in cash and cash equivalents	(1,045)	57,807
Cash and cash equivalents, beginning of period	59,842	13,855

Cash and cash equivalents, end of period	$58,797	$71,662

Carbonite, Inc.

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(In thousands, except share and per share amounts)

Calculation of Bookings

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$21,573	$15,926	$60,367	$43,168

Add:
Deferred revenue ending balance	70,283	53,854	70,283	53,854
Less:
Beginning total deferred revenue from acquisitions	—	—	—	586
Deferred revenue beginning balance	67,527	49,312	59,696	38,722

Change in deferred revenue balance	2,756	4,542	10,587	14,546

Bookings	$24,329	$20,468	$70,954	$57,714

Calculation of Non-GAAP Net Loss and Non-GAAP Net Loss per Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net loss	$(3,370)	$(7,416)	$(16,717)	$(17,405)

Add:
Amortization of intangibles	67	69	200	89
Stock-based compensation expense	1,015	411	2,974	963
Patent litigation expense	430	352	948	664
Lease exit charge	—	—	1,174	—

Non-GAAP net loss	(1,858)	(6,584)	(11,421)	(15,689)

Weighted average shares outstanding (basic)	25,626,654	15,955,532	25,434,690	8,707,865
Add:
Additional weighted average shares giving effect to initial public offering and conversion of preferred stock at the beginning of the period	—	9,033,399	—	16,152,339

Weighted average shares outstanding used in computing non-GAAP per share amounts	25,626,654	24,988,931	25,434,690	24,860,204

Non-GAAP net loss per share	$(0.07)	$(0.26)	$(0.45)	$(0.63)

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Gross Profit	$14,368	$9,817	$39,383	$26,748
Add:
Amortization of intangibles	44	44	132	59
Stock-based compensation expense	113	55	314	142

Non-GAAP gross profit	14,525	9,916	39,829	26,949

Non-GAAP gross margin	67.3%	62.3%	66.0%	62.4%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Research and development	$4,890	$4,336	$14,759	$12,046
Less:
Stock-based compensation expense	259	163	825	358

Non-GAAP research and development	4,631	4,173	13,934	11,688

General and administrative	$2,658	$1,841	$7,271	$4,719
Less:
Amortization of intangibles	8	8	23	10
Stock-based compensation expense	413	91	1,178	202
Patent litigation expense	430	352	948	664

Non-GAAP general and administrative	1,807	1,390	5,122	3,843

Sales and marketing	$10,179	$11,078	$32,864	$27,436
Less:
Amortization of intangibles	15	17	45	20
Stock-based compensation expense	230	102	657	261

Non-GAAP sales and marketing	9,934	10,959	32,162	27,155

Calculation of Free Cash Flow
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net cash provided by (used in) operating activities	$2,388	$1,889	$3,932	$2,710

Add
Cash portion of lease exit charge	—	—	157	—
Subtract:
Purchase of property and equipment	1,821	2,378	10,238	9,568

Free cash flow	$567	$(489)	$(6,149)	$(6,858)

Investor Relations Contact:

Cassandra Hudson

Carbonite

617-587-1144

chudson@carbonite.com

Staci Mortenson

ICR

617-587-1102

investor.relations@carbonite.com

Media Contact:

Erin Delaney

Carbonite

617-421-5637

media@carbonite.com